Exhibit 10.24
SOFI TECHNOLOGIES, INC.
ADVISOR AGREEMENT

This Advisor Agreement (the “Advisor Agreement”) is entered into as of January 5, 2026, by and between SoFi Technologies, Inc., a Delaware corporation (the “Company”), and Stephen Simcock (“Advisor”).
The parties agree as follows:
1.Services. Advisor agrees to act as an advisor to the Company and to provide advice and assistance to the Company regarding legal matters as directed by the Chief Executive Officer or other members of the Company’s executive management team (collectively, the “Services”). Advisor shall perform only those duties and actions as are specifically requested and confirmed in writing by the Chief Executive Officer or his designee. Access to the Company’s facilities and data is at the Company’s sole discretion.
2.Compensation. In consideration for Advisor’s Services, and conditioned upon Advisor’s timely execution and non-revocation of the Separation Agreement and Release of Claims attached hereto as Exhibit A (the “Separation Agreement”) and subject to the Term and Termination provision set forth below, Advisor will be paid:
(a)a monthly fee in the amount of $83,333.34, which shall be paid no later than the last day of the month in which the Services are rendered; and
(b)The Company will directly pay the applicable benefits provider for up to twelve (12) months of COBRA continuation coverage (i.e., January 2026 through December 2026), provided Advisor is eligible for and timely elects COBRA continuation coverage.
For the avoidance of doubt, as of December 31, 2025, Advisor will cease services to the Company as an employee and, except as is explicitly stated in the Separation Agreement, all amounts (compensatory or otherwise) related to his employment have been paid in full, and Advisor shall not be entitled to any other amounts (including, without limitation, pursuant to the Executive Severance Plan), except as are explicitly provided for herein.
3.Expenses. Advisor shall not incur any expenses that are not approved in advance by the Company.
4.Term and Termination. The term of this Advisor Agreement shall be for a period of up to 12 months (January 2026 through December 2026) (“Term”) and shall expire no later than December 31, 2026. Notwithstanding this, the Advisor may terminate this Advisor Agreement at any time during the Term upon 10 days’ written notice. Additionally, the Company shall terminate this Advisor Agreement in the event the Advisor commences new employment during the Term, with no further compensation or benefits owed as of the date the Advisor’s new employment begins, in which case Advisor is required to immediately notify Company of the new employment. Additionally, the Company shall terminate this Advisor Agreement at any time for “Cause” upon written notice to the Advisor. For purposes of this Advisor Agreement, “Cause” shall mean any of the following acts or omissions: (i) the Advisor’s willful failure to perform the Services, (ii) the commission by the Advisor of any act of fraud, embezzlement, material dishonesty or other misconduct that is detrimental to the Company, or that otherwise has caused or would reasonably be expected to result in material injury or harm to the Company or its affiliates, (iii) the unauthorized use or disclosure by the Advisor of any proprietary information or trade secrets of the Company or any party to whom an obligation of nondisclosure is owed, (iv) a material breach by the Advisor of any obligations under any written agreement or covenant with the Company, or
(v) any act deemed to constitute “cause” under a written agreement with the Company or its affiliates and the Advisor, in each case, whether or not such act or omission led to a termination of service and regardless of whether such act or omission was discovered prior to such termination of service. Whether the Advisor Agreement is terminated by the Advisor or the Company, no further compensation or benefits will be owed to Advisor as of the date of the notice of termination.
5.Independent Contractor. Advisor’s relationship with the Company will be that of an independent contractor and not that of an employee. Advisor shall accept any directions issued by Company pertaining to the goals to be attained and the results to be achieved by Advisor, but Advisor shall be solely responsible for the manner and means by which the Services are performed under this Advisor Agreement. Advisor shall not be eligible to participate in any of Company’s employee benefit plans, stock or equity plans, fringe benefit programs, group insurance arrangements or similar programs. The Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefit to Advisor.
6.Nondisclosure of Confidential Information.
(a)Agreement Not to Disclose. Advisor agrees not to use any Confidential Information (as defined below) disclosed to Advisor by the Company for Advisor’s own use outside of, or for any purpose other than to carry out discussions concerning, and the undertaking of, the Services. Except as expressly authorized or otherwise directed by the Company, Advisor shall not disclose Confidential Information of the Company to third parties. Advisor agrees to take commercially reasonable measures to protect the secrecy of, and avoid unauthorized disclosure or unauthorized use of, Confidential Information of the Company, in order to facilitate the Company to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Advisor Agreement to have any such information.
(b)Definition of Confidential Information. “Confidential Information” means any non-public information relating to the Company’s business or technology, which is disclosed to Advisor during the term of this Advisor Agreement by the Company’s Chief Executive Officer or other member of its executive management team in connection with the Services and designated at the time of disclosure as confidential, including, but not limited to, non-public information relating to business and product or service plans and legal advice/analysis regarding same, financial projections, customer lists, personally identifiable information about Company’s product or service applicants, borrowers or investors, business forecasts, sales results, computer source code, non-public research, inventions, processes, designs, drawings, engineering, legal, marketing or finance materials, or any other information designated as Confidential Information as set forth the

Confidential Information and Invention Assignment Agreement Advisor executed at the outset of his prior employment with the Company. Confidential Information does not include information, technical data or know-how which: (i) is in the possession of Advisor at the time of disclosure, as shown by Advisor’s files and records immediately prior to the time of disclosure; or (ii) was or becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of Advisor; or (iii) is independently developed by Advisor without use of Company’s Confidential Information. Notwithstanding anything to the contrary set forth herein, Advisor shall be free to use without restriction any residuals, including information or general knowledge, skills and experience including know-how which he unintentionally retains in his unaided memory.
(c)Exceptions. Notwithstanding the above Section 6(a), Advisor shall not have liability including to the Company or any of its subsidiaries with regard to any information which:
(i)is disclosed with the prior written approval of the Company; or
(ii)is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that Advisor shall, unless otherwise prohibited under applicable law or court order or requirement, provide prompt notice of such court order or requirement to the Company to enable the Company or its appropriate subsidiary to seek a protective order or otherwise prevent or restrict such disclosure.
7.No Duplication; Return of Materials. Advisor agrees, except as otherwise expressly authorized by the Company or as may be deemed by Advisor necessary or appropriate for the purpose of providing Services, not to make any copies or duplicates of any of the Company’s Confidential Information. Any tangible instantiations of materials or documents constituting Confidential Information of the Company that have been furnished during the term hereof by the Company to Advisor in connection with the Services shall be promptly returned by Advisor to the Company, accompanied by all copies of such documentation (except for one copy which may be retained for archival purposes in Advisor’s sole discretion), within thirty days after the date of written request of the Company following termination or expiration of this Advisor Agreement.
8.No Rights Granted. Nothing in this Advisor Agreement shall be construed as granting any rights under any patent of the Company, nor shall this Advisor Agreement grant Advisor any rights in or to the Company’s Confidential Information, except the limited right to use the Confidential Information in connection with the Services or as expressly set forth in this Advisor Agreement.
9.Publicity. During the term of this Advisor Agreement, the Company may publicize the service of Advisor on its website and in written communications, subject to the advance review and written approval by the Advisor of the form and substance of such publicity in each individual instance. Notwithstanding this, the Company is not obligated to seek advance review or written approval from the Advisor of any disclosures that are required to be filed with the Securities and Exchange Commission or any other legally required disclosures.

10.Miscellaneous. Any term of this Advisor Agreement may be amended or waived only with the written consent of all the parties hereunder. This Agreement, including any exhibits hereto, constitutes the sole agreement of such parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. Any notice required or permitted by this Advisor Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by electronic mail, courier, overnight delivery service or as subsequently modified by written notice. This Advisor Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
11.Dispute Resolution.
(a)This Advisor Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Advisor Agreement, the prevailing party shall be entitled to recover costs and attorneys’ fees. Any notice shall be given in writing by first class mail and addressed to the party to be notified at the address below, or at such other address as the party may designate by ten (10) days’ advance written notice to the other party.
(b)Except as provided below, any dispute arising out of or relating to this Advisor Agreement, or the breach, termination or validity of this Advisor Agreement, shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures (the “J.A.M.S. Rules”). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1 - 16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.
(c)The arbitration shall commence within 60 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages, and each party hereby irrevocably waives any claim to such damages.
(d)Each party to the Advisor Agreement covenants and agrees that such party will participate in the arbitration in good faith. This Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.
(e)Each party (i) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Advisor Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each party hereby consents to service of process by registered mail at the address to which notices are to be given. Each party agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of each other party. Final judgment against any party in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

The parties have executed this Advisor Agreement as of the date first written above.

THE COMPANY:

SOFI TECHNOLOGIES, INC.

By:	/s/ Anthony Noto

Anthony Noto
CEO

Address:
234 1st Street
San Francisco, CA 94105

ADVISOR:

/s/ Stephen Simcock
(Signature)
Stephen Simcock

EXHIBIT A

SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (the “Separation Agreement”) is entered into by and between Social Finance, LLC (referred to throughout this Separation Agreement as “Employer”) and Stephen Simcock (“Employee”). The term “Party” or “Parties” as used herein shall refer to Employer, Employee, or both, as may be appropriate. Employee has until 5:00 p.m. on January 5, 2026 to decide whether to sign this Separation Agreement, but cannot sign it before then (the “Deadline”). This Separation Agreement will become effective on the eighth day after the Employee’s execution of this Separation Agreement within the Deadline (“Effective Date”).
1.Recitals.
Employee’s employment with Employer ended effective on December 31, 2025 (“Separation Date”). Employee is no longer employed by Employer after the Separation Date. Employee accordingly understands and agrees that, as of the Separation Date, Employee is no longer authorized to incur any expenses, obligations, or liabilities on behalf of Employer. Employee acknowledges that Employer has paid to Employee Employee’s final paycheck, which included all of Employee’s earned but unpaid salary, and all other wages earned through the Separation Date. Employee acknowledges and agrees that Employee has been paid for all of Employee’s services with Employer and that Employer does not owe Employee any additional cash compensation, wages, bonuses, equity/stock and/or other compensation. Except as expressly provided herein or as required by law, after the Separation Date, Employee will no longer be entitled to receive any compensation or benefits from Employer, or to participate in any of Employer’s benefits plans or employee benefits.
2.Consideration/Indemnification for Tax Consequences and Liens.
(a)In consideration for Employee signing this Separation Agreement, Employer agrees to engage Employee after the end of Employee’s employment as an Advisor under the terms and conditions set forth in the Advisor Agreement, to which this Separation Agreement is appended as Exhibit A.
(b)Employee agrees that Employee is responsible for all applicable taxes, if any, as a result of the receipt of the monies and benefits set forth in the Advisor Agreement. Employee understands and agrees Employer is providing Employee with no representations regarding tax obligations or consequences that may arise from this Separation Agreement or the Advisor Agreement. Employee, for Employee and Employee’s dependents, successors, assigns, heirs, executors, and administrators (and Employee’s legal representatives of every kind), agrees to indemnify and hold the Releasees (as defined herein) harmless for the amount of any taxes, penalties, or interest that may be assessed by any governmental tax authority against any of the Releasees in connection with such governmental authority’s determination that Employer or any of the other Releasees was required to, but failed to, withhold or report the correct amount of income or employment taxes from the payments made to Employee or on Employee’s behalf pursuant to Paragraph 2 of the Advisor Agreement. Employee agrees that Employee shall indemnify the Releasees for the full amount of such liability within thirty (30) days after receipt of notice from Employer or any of the other Releasees of the assessment of such taxes, penalties, or interest.
(c)Employee acknowledges and agrees that Employee’s termination of employment as contemplated herein shall not constitute a “Covered Termination” (as defined in the Company’s Executive Severance Plan, as amended from time to time (the “Severance Plan”)), and, therefore, Employee shall have no right to severance under the Severance Plan.
3.No Consideration Absent Execution of this Separation Agreement.
Employee understands and agrees that Employee would not receive the monies and/or benefits specified in Paragraph 2 of the Advisor Agreement, except for Employee’s timely execution of this Separation Agreement and the fulfillment of the promises contained herein.
4.General Release, Claims Not Released and Related Provisions.
(a)General Release of All Claims. Employee and Employee’s heirs, executors, administrators, successors, and assigns knowingly and voluntarily release and forever discharge Employer, Employer’s past, present and future direct or indirect parent organizations, subsidiaries, divisions, affiliated entities, and its and their partners, officers, directors, trustees, administrators, fiduciaries, employment benefit plans and/or retirement plans or funds, executors, attorneys, employees, insurers, reinsurers and/or agents and their successors and assigns individually and in their official capacities (collectively referred to herein as “Releasees”), jointly and severally, of and from any and all claims, known and unknown, asserted or unasserted, which Employee has or may have against Releasees as of the date of execution of this Separation Agreement, including, but not limited to, any alleged violation of the following, as amended:
•Title VII of the Civil Rights Act of 1964;
•Sections 1981 through 1988 of Title 42 of the United States Code;
•The Employee Retirement Income Security Act of 1974 (“ERISA”);
•The Internal Revenue Code of 1986;
•The Immigration Reform and Control Act;
•The Americans with Disabilities Act of 1990;
•The Worker Adjustment and Retraining Notification Act;
•The Fair Credit Reporting Act;
•The Family and Medical Leave Act;
•The Equal Pay Act;
•The Genetic Information Nondiscrimination Act of 2008;
•The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”);
•Families First Coronavirus Response Act;
•The Pregnant Worker’s Fairness Act (“PWFA”)
•The New York State Executive Law (including its Human Rights Law);
•The New York Equal Pay Law;
•The New York Non-Discrimination for Legal Activities Law;
•The New York Whistleblower Law;

•The New York Workers’ Compensation Law;
•The New York wage and hour and wage payment laws and regulations;
•The New York Paid Sick Leave Law;
•The New York False Claims Act;
•The New York Criminal and Consumer Background Laws, N.Y. Gen. Bus. Law Sec. 380-B et seq.;
•The Non-Discrimination and Anti-Retaliation Provisions of the New York Workers’ Compensation Law and the New York Disabilities Law;
•The New York Labor Law;
•The New York State Worker Adjustment and Retraining Notification Act;
•The New York Occupational Safety and Health Laws;
•The New York Fair Credit Reporting Act;
•The New York Constitution;
•The New York City Administrative Code and Charter (including its Human Rights Law);
•The New York City Earned Sick Time Act;
•The New York City Temporary Schedule Change Law;
•The New York City Human Rights Law;
•The New York City Civil Rights Law;
•California Family Rights Act - Cal. Gov't Code § 12945.2;
•California Fair Employment and Housing Act - Cal. Gov't Code § 12900 et seq.;
•California Unruh Civil Rights Act - Cal. Civ. Code § 51 et seq.;
•Statutory Provisions Regarding the Confidentiality of AIDS Information - Cal. Health & Safety Code § 120775 et seq.;
•California Confidentiality of Medical Information Act - Cal. Civ. Code § 56 et seq.;
•California Parental Leave Law - Cal. Lab. Code § 230.7 et seq.;
•California Military Personnel Bias Law - Cal. Mil. & Vet. Code § 394;
•The California Occupational Safety and Health Act, as amended, and any applicable regulations thereunder;
•The California Consumer Credit Reporting Agencies Act - Cal. Civ. Code § 1785 et seq.
•California Investigative Consumer Reporting Agencies Act - Cal. Civ. Code § 1786 et seq.;
•any other federal, state or local law, rule, regulation, or ordinance;
•any public policy, contract, tort, or common law; or
•any basis for recovering costs, fees, or other expenses including attorneys' fees incurred in these matters.
(b)Claims Not Released. Employee is not waiving any rights Employee may have to: (i) Employee’s own vested or accrued employee benefits under Employer’s qualified retirement benefit plans as of the Separation Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Separation Agreement; or (iv) enforce this Separation Agreement.
(c)Governmental Agencies. Nothing in this Separation Agreement or any other agreement Employee may have signed or company policy, prohibits, prevents, or otherwise limits Employee from (1) reporting possible violations of federal or other law or regulations to any governmental agency, legislative, regulatory or judicial body, or law enforcement authority (e.g., EEOC, NLRB, SEC, DOJ, CFTC, any federal agency responsible for workplace safety, U.S. Congress, or an Inspector General), (2) filing a charge or complaint with any such governmental entity, or (3) participating, testifying, or assisting in any investigation, hearing, or other proceeding brought by, in conjunction with, or otherwise under the authority of any such governmental entity. To the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies related to any alleged adverse employment action(s), except nothing in this Separation Agreement prohibits, prevents, or otherwise limits Employee’s ability or right to seek or receive any monetary award or bounty from any such governmental entity in connection with protected “whistleblower” activity. Employee is also not required to notify or obtain permission from Employer when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity.
(d)Collective/Class Action Waiver and Jury Waiver. If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer or any other Releasee identified in this Separation Agreement is a party. Similarly, as to any such claim against any Releasee that is not otherwise released, Employee waives Employee’s right to a jury trial subject to applicable law.
(e)Waiver of California Civil Code section 1542. To effect a full and complete general release as described above, Employee expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Released Parties, Employee expressly acknowledges this Separation Agreement is intended to include in its effect, without limitation, all claims Employee does not know or suspect to exist in his favor at the time of signing this Separation Agreement, and that this Separation Agreement contemplates the extinguishment of any such claims. Employee warrants that he has read this Separation Agreement, including this waiver of California Civil Code section 1542, and that he has consulted with or had the opportunity to consult with counsel of his choosing about this Separation Agreement and specifically about the waiver of section 1542, and that Employee understands this Separation Agreement and the section 1542 waiver, and so Employee freely and knowingly enters into this Separation Agreement. Employee further acknowledges that Employee later may discover facts different from or in addition to those Employee now knows or believes to be true regarding the matters released or described in this Separation Agreement, and even so Employee agrees that the releases and agreements contained in this Separation Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Employee expressly assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released or described in this Separation Agreement or with regard to any facts now unknown to Employee relating thereto.
5.Older Workers’ Benefit Protection Act Protections. Pursuant to the Age Discrimination in Employment Act and the Older Workers’ Benefit Protection Act, Employer hereby advises Employee of the following:
(a)Employee is advised to consult with an attorney prior to signing this Separation Agreement.
(b)Employee has at least 21 days within which to consider whether Employee should sign this Separation Agreement. The parties agree that any changes to the Separation Agreement, whether material or immaterial, do not restart the 21-day consideration period.
(c)If Employee signs the Separation Agreement, Employee shall have seven
(7) days thereafter to revoke the Separation Agreement. To revoke the Separation Agreement, Employee must deliver written notice of the revocation to Chief People Officer Anna Avalos at aavalos@sofi.org, so that it is received before the seven-day revocation period expires.
(d)In signing this Separation Agreement, Employee is not releasing or waiving any federal age discrimination claims based on conduct or events that occur after the Separation Agreement is signed.
6.Confidentiality.
Employee confirms that prior to the execution of this Separation Agreement, Employee has not revealed its substance or terms to any third parties. Employee agrees not to disclose any information regarding the substance or terms of this Separation Agreement, except to Employee’s spouse, tax advisor, an attorney with whom Employee chooses to consult regarding Employee’s consideration of this Separation Agreement and/or to any federal, state or local government agency.
7.Acknowledgements and Affirmations.
(a)Employee affirms that Employee has not filed, caused to be filed, or presently is a party to any claim against Employer.
(b)Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, commissions, paid sick leave, and/or benefits which are due and payable as of the date Employee signs this Separation Agreement and Employee has been reimbursed for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee further affirms that Employee has submitted expense reports for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act and state and local leave and disability accommodation laws.
(c)Employee further affirms that Employee has no known workplace injuries or occupational diseases.
(d)Employee also affirms that Employee has not divulged any proprietary or confidential information of Employer and will continue to maintain the confidentiality of such information consistent with Employer’s policies and Employee’s agreement(s) with Employer and/or common law. Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit against Employer for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(e)Employee further affirms that Employee has not reported internally to Employer any allegations of wrongdoing by Employer or its officers, including any allegations of corporate fraud, and Employee has not been retaliated against for reporting or objecting to any such allegations internally to Employer.
(f)Employee and Employer acknowledge Employee’s rights to make truthful statements or disclosures required by law, regulation, or legal process and to request or receive confidential legal advice, and nothing in this Separation Agreement shall be deemed to impair those rights.
8.Return of Property.
Except as provided otherwise in this Separation Agreement or by law, Employee affirms that Employee has returned all of Employer’s property, documents, and/or any confidential information in Employee’s possession or control.
Employee also affirms that Employee is in possession of all of Employee’s property that Employee had at Employer’s premises and that Employer is not in possession of any of Employee’s property.
9.Non-Disparagement.
Employee agrees to refrain from making statements that are maliciously disparaging or defamatory about Releasees, or Releasees’ customers, suppliers, or vendors, including but not limited to communications on social media websites such as Facebook, Twitter, LinkedIn, or Glassdoor on blogs, by text or email or other electronic means. Employee agrees that confidentiality is the documented preference of the Employee and is mutually beneficial to both Parties to this Separation Agreement. Employee also agrees that the consideration in this Separation Agreement includes bargained for consideration in exchange for the promise of confidentiality. This provision does not prohibit Employee from making truthful statements about the terms or conditions of Employee’s employment, or from exercising Employee’s rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations.
10.Neutral Reference.
Employee will direct all requests for references to Employer’s People Team, which shall provide Employee’s dates of employment and job title.

11.Medicare Secondary Payer Rules.
If the Centers for Medicare & Medicaid Services (CMS) (this term includes any related agency representing Medicare’s interests, as well as any insurance carrier providing benefits under Medicare Part C or Part D) determines that Medicare has an interest in the payment to Employee under this settlement, Employee agrees to (i) indemnify, defend and hold Releasees harmless from any action by CMS relating to medical expenses of Employee, (ii) reasonably cooperate with Releasees upon request with respect to any information needed to satisfy the reporting requirements under Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007, if applicable, and any claim that the CMS may make and for which Employee is required to indemnify Releasees under this paragraph, and (iii) waive any and all future actions against Releasees for any private cause of action for damages pursuant to 42 U.S.C. Section 1395y(b)(3)(A).
12.    Governing Law and Interpretation.
This Separation Agreement shall be governed and conformed in accordance with the laws of New York without regard to its conflict of laws provision. In the event of a breach of any provision of this Separation Agreement, either Party may institute an action specifically to enforce any term or terms of this Separation Agreement and/or to seek any damages for breach. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Separation Agreement in full force and effect. Should a court declare or find the general release in this Separation Agreement to be unenforceable for any reason, Employee agrees to sign a replacement release in a form provided by Employer.
13.Nonadmission of Wrongdoing.
The Parties agree that neither this Separation Agreement nor the furnishing of the consideration for this Separation Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of wrongdoing or evidence of any liability or unlawful conduct of any kind.
14.Amendment.
This Separation Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Separation Agreement.
15.Entire Agreement.
This Separation Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties, except for any arbitration, intellectual property, noncompete, restrictive covenant, non-solicitation, nondisclosure, or confidentiality agreements between Employer and Employee, which shall remain in full force and effect according to their terms. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee’s decision to accept this Separation Agreement, except for those set forth in this Separation Agreement.
16.Counterparts and Signatures.
This Separation Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Separation Agreement or a signature transmitted by facsimile or electronic mail, or which is made electronically, will have the same effect as the original signature.
17.Mutual Negotiation.
This Separation Agreement was the result of negotiations between the Parties. In the event of vagueness, ambiguity, or uncertainty, this Separation Agreement shall not be construed against the Party preparing it. Instead, it shall be construed as if both Parties prepared it jointly.
18.Third Party Beneficiaries.
All Releasees are third party beneficiaries of this Separation Agreement for purposes of the protections offered by this Separation Agreement, and they shall be entitled to enforce the provisions of this Separation Agreement applicable to any such Releasee as against Employee or any party acting on Employee’s behalf.
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS HAD AT LEAST 21 DAYS TO CONSIDER THIS SEPARATION AGREEMENT. EMPLOYEE FURTHER ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT.
EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEPARATION AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.
The Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

Stephen Simcock		SOCIAL FINANCE, LLC

By:	/s/ Stephen Simcock	By:	/s/ Anthony Noto

Print Name:	Stephen Simcock	Print Name:	Anthony Noto
Date:	January 6, 2026	Date:	January 6, 2026